UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices, including zip code)

(801) 424-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed by Fusion-io, Inc. (“Fusion-io”) to amend Item 9.01 of its Current Report on Form 8-K originally filed by Fusion-io with the Securities and Exchange Commission on April 24, 2013 in connection with Fusion-io’s acquisition of NexGen Storage, Inc. (“NexGen”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on April 24, 2013 between Fusion-io, NexGen and Shareholder Representative Services LLC as stockholder representative. The acquisition of NexGen closed on April 24, 2013. As indicated in the original Form 8-K, this Form 8-K/A is being filed to provide the information required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following financial statements of NexGen required by this Item 9.01(a) are being filed as Exhibit 99.1 to this amendment and are incorporated by reference herein:

NexGen Storage, Inc.’s audited balance sheets as of December 31, 2012 and 2011 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.

(b)	Pro Forma Financial Information.

The following pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this amendment and is incorporated by reference herein:

The unaudited pro forma condensed combined financial statements of Fusion-io after giving effect to the acquisition of NexGen and adjustments described in such pro forma financial information.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of EKS&H LLLP, Independent Auditors.
99.1

NexGen Storage, Inc.’s audited balance sheets as of December 31, 2012 and 2011 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.

99.2	Unaudited pro forma condensed combined financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

By:	/s/ DENNIS P. WOLF

Dennis P. Wolf Chief Financial Officer and Executive Vice President

Date: July 10, 2013

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of EKS&H LLLP, Independent Auditors.
99.1	NexGen Storage, Inc.’s audited balance sheets as of December 31, 2012 and 2011 and the related audited statements of operations, changes in stockholders’ equity, and cash flows for the years then ended.
99.2	Unaudited pro forma condensed combined financial statements.